CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated September 29, 2009 on the financial statements of Commonwealth Small Cap Fund, a series of the World Funds Trust, as of July 31, 2009 and for the period indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Commonwealth Small Cap Fund's Registration Statement on Form N-1A.





Cohen Fund Audit Services, Ltd.
Westlake, Ohio
November 30, 2009